EXHIBIT 99.1

For Immediate Release

Contact:	Glenn P. Muir	Frances Crecco
	Executive Vice President & CFO	Director, Investor Relations
	Hologic, Inc.	Hologic, Inc.
	(781) 999-7300	(781) 999-7377

HOLOGIC TO ACQUIRE SUROS SURGICAL SYSTEMS

A Leader in Breast Biopsy Solutions

BEDFORD, MA, (April 17, 2006) — Hologic, Inc. (NASDAQ: HOLX), a leading provider of state-of-the-art diagnostic and digital imaging systems directed towards women’s health, today announced it has entered into a definitive agreement to acquire Suros Surgical Systems, Inc., a leading innovator in the field of devices used for minimally invasive biopsy and tissue excision. The transaction will be structured as a merger of a Hologic acquisition subsidiary into Suros Surgical, whereby Suros Surgical will become a wholly owned subsidiary of Hologic.

The purchase price for the transaction will be $240 million (subject to adjustment), plus a two-year earn out. The closing consideration will consist of $132 million in cash and an additional $108 million payable, at the election of Hologic, in cash, shares of Hologic Common Stock or a combination thereof. The earn-out will be payable in two annual cash installments equal to the incremental revenue growth in Suros Surgical’s business in the two years following the closing. This transaction is expected to close by the end of the second calendar quarter and will be subject to customary closing conditions, including Suros Surgical stockholder approval and the expiration or termination of the waiting period under the Hart-Scott Rodino Antitrust Improvements Act.

Suros Surgical Systems, Inc. is a privately held, Indiana-based manufacturer of minimally invasive surgical technologies focused on breast biopsy and tissue removal. Suros Surgical’s ATEC® (Automated Tissue Excision and Collection) line of products, include percutaneous, automatic vacuum assisted breast biopsy systems, ancillary breast biopsy devices and biopsy site markers. In addition to more conventional image guidance compatibility, the ATEC system has become the market leader in MRI guided breast biopsy technology as well.

“The agreement to acquire Suros Surgical supports our strategy of maintaining our leadership position in women’s healthcare initiatives,” said Jack Cumming, Hologic’s Chairman and Chief Executive Officer. “Biopsy is the most widely accepted method for determining the presence or absence of cancer following detection of a breast abnormality. An estimated 1.8 million biopsies were performed last year in the United States of which approximately 80% revealed benign lesions. The availability of minimally invasive needle biopsy has lowered the number of open surgical procedures performed over the last decade, giving women an improved and more preferred choice in diagnosing breast cancer. This acquisition should further strengthen our capabilities within women’s healthcare by enabling our sales force to offer customers a comprehensive portfolio of product offerings in breast cancer detection.”

Suros Surgical’s revenue in calendar 2005 was approximately $27.2 million, representing 71% growth over the previous year. Hologic expects sales related to this acquisition in the 2006 calendar year to be in excess of $40 million and for the transaction to be accretive to earnings in fiscal 2007, absent the amortization of intangibles related to this transaction.

“We are proud of the innovations we have introduced with our breast biopsy systems and very pleased with our accomplishments to date,” said Jim Pearson, President and CEO of Suros Surgical. “This merger is a natural fit. Our expertise in breast biopsy combined with Hologic’s resources should further accelerate the adoption of our technology and ultimately benefit physicians and improve patient care.”

Hologic’s management will host a conference call on Tuesday, April 18, 2006 at 9:00 a.m. (Eastern). Interested participants may listen to the call by dialing 877-704-5385 or 913-312-1303 for international callers and referencing code 2001426 approximately 15 minutes prior to the call. For those unable to participate in the live broadcast, a replay will be available one hour after the call ends through April 21, 2006 at 888-203-1112 or 719-457-0820 for international callers, access code 2001426. Hologic will also provide a live webcast of the call on the investor relations page of Hologic’s website at www.hologic.com/investor. A replay of the call will also be available on the investor relations page of Hologic’s website www.hologic.com/investor shortly after the completion of the live broadcast.

About Hologic

Hologic Inc. is a leading developer, manufacturer and supplier of premium diagnostic and medical imaging systems dedicated to serving the healthcare needs of women, and a leading developer of innovative imaging technology for digital radiography and breast imaging. Hologic’s core business units are focused on osteoporosis assessment, mammography and breast biopsy, and mini C-arm and extremity MRI imaging for orthopedic applications. For more information visit www.hologic.com.

About Suros Surgical

Suros Surgical Systems, Inc. is an award winning Indiana-based medical device manufacturer of minimally invasive methods of tissue excision and biopsy within multiple surgical specialties. Its patented surgical platform technology allows the removal of tissue or biopsy samples in a compassionate, effective and efficient manner possible. Suros Surgical is [the] industry leader in commercially available MRI-guided vacuum assisted breast biopsy with its ATEC® system, providing women in a high-risk population the opportunity for early diagnosis of breast disease or cancer without going to surgery. For more information visit www.surossurgical.com.

Forward Looking Disclaimer

This News Release contains forward-looking information that involves risks and uncertainties, including statements regarding Hologic’s plans, objectives, expectations and intentions. Such statements include, without limitation, statements regarding the timing of completion of the acquisition, the anticipated benefits of the acquisition and the expected effect of the acquisition on Hologic’s earnings. These forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those anticipated. Risks and uncertainties that may affect Hologic’s ability to consummate the acquisition or that may cause actual results to vary materially, include, among others: the stockholders of Suros Surgical may not approve the acquisition; the parties may be unable to obtain regulatory clearances required for the acquisition, or required regulatory clearances may delay the acquisition or result in the imposition of conditions that could have a material adverse effect on the combined company or cause the parties to abandon the acquisition; the parties may be unable to complete the acquisition or completing the acquisition may be more costly than expected because, among other reasons, conditions to the closing of the acquisition may not be satisfied; problems may arise with the ability to successfully integrate the businesses of Hologic and Suros Surgical, which may result in the combined company not operating as effectively and efficiently as expected; Hologic may not be able to achieve the expected synergies from the acquisition or it may take longer than expected to achieve those synergies; the acquisition may involve unexpected costs or unexpected liabilities, or the effects of purchase accounting may be different from Hologic’s expectations; Hologic expects to incur additional debt or issue additional securities to finance a part of the cash portion of the purchase price and Hologic cannot assure that it will be able to obtain such financing on a timely basis or on favorable terms, if at all; such financing may negatively affect Hologic’s results of operations or be more dilutive to its stockholders than anticipated and Hologic’s failure to obtain such financing on a timely basis could result in a breach of its obligations under the acquisition agreement; the combined company may be adversely affected by future legislative, regulatory, or tax changes as well as other economic, business and/or competitive factors. The risks included above are not exhaustive. The annual reports on Form 10-K, the quarterly reports on Form 10-Q, current reports on Form 8-K and other documents Hologic has filed with the SEC contain additional factors that could impact Hologic’s businesses and financial performance. Hologic expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in Hologic’s expectations or any change in events, conditions or circumstances on which any such statement is based.

Additional Information About the Acquisition

The parties anticipate that the issuance of the Hologic shares of Common Stock in the acquisition will be exempt from registration under Regulation D promulgated under the Securities Act of 1933, as amended. However, if it is determined that such exemption would not be available, Hologic has agreed to file a registration statement on Form S-4 with the SEC to register those securities. If such registration statement on Form S-4 is filed it will contain a prospectus and other relevant documents concerning the acquisition. If filed, Investors are urged to read the prospectus and any other relevant documents, when they become available, because they would contain important information about Hologic, Suros and the acquisition. If filed, investors would be able to obtain the documents free of charge at the SEC’s web site, http://www.sec.gov. In addition, documents filed with the SEC by Hologic can be obtained at http://www.sec.gov or by contacting Hologic at the following address and telephone number: 35 Crosby Drive, Bedford, MA 01730, (781) 999-7300. Investors are urged to read the information statement/prospectus and any other relevant documents when they become available.